Exhibit 23.2
CONSENT OF TAX COUNSEL
We hereby consent to the filing of the form of our opinion as Exhibit 8.1 to the Registration Statement on Form S-1 and to all references to our Firm included or made a part of this Registration Statement. In addition, we hereby consent to the discussion of our form of opinion in the Prospectus constituting part of the Registration Statement under the caption “Material U.S. Federal Income Tax Considerations.”

New York, New York	/s/ Tannenbaum Helpern Syracuse & Hirschtritt LLP

April 6, 2009